                                                               EXHIBIT 10.18



                                    SUBLEASE


                                    Between


                     RITTENHOUSE FINANCIAL SERVICES, INC.,


                                              as Sublessor


                                      and


                         THE RITTENHOUSE TRUST COMPANY,


                                           as Sublessee


       Premises: The Public Areas and Certain Areas Located on the First
                 and Fourth Floors
                 Building No. Two of Radnor Corporate Center
                 100 Matsonford Road
                 Radnor, Pennsylvania  19087

                               TABLE OF CONTENTS

Section

     1.       Demised Premises.............................................................................       1

     2.       Term.........................................................................................       2

     3.       Rent.........................................................................................       3

     4.       Use..........................................................................................       4

     5.       Master Leases................................................................................       5

     6.       Services.....................................................................................       6

     7.       Alterations and Repairs......................................................................       7

     8.       Insurance....................................................................................       8

     9.       Assignment, Subletting and Encumbrances......................................................       8

     10.      Default......................................................................................       9

     11.      Indemnification..............................................................................      10

     12.      Remedies Cumulative..........................................................................      11

     13.      Quiet Enjoyment..............................................................................      11

     14.      Release......................................................................................      11

     15.      Surrender of Premises........................................................................      12

     16.      Notices......................................................................................      12

     17.      Landlord's Consent Required..................................................................      13

     18.      Time Limits..................................................................................      14

     19.      Miscellaneous................................................................................      15

                                    SUBLEASE

    SUBLEASE, dated as of August 31, 1997, between RITTENHOUSE FINANCIAL SERVICES, INC., a Delaware corporation having an office at Two Radnor Corporate Center, Radnor, Pennsylvania 19087-4570 ("Sublessor"), and THE RITTENHOUSE TRUST COMPANY, a trust company and commercial bank organized under the laws of the Commonwealth of Pennsylvania, having an office at Two Radnor Corporate Center, Radnor, Pennsylvania 19087-4570 ("Sublessee").

                             W I T N E S S E T H :

    WHEREAS, pursuant to that certain Radnor Corporate Center Office and Storage Space Leases, dated June 27, 1996, between Radnor Center Associates ("Landlord"), as Landlord and Sublessor, as Tenant, as amended by that certain Amendment to Lease, dated December 21, 1996 (as may be further amended, modified, renewed, extended or otherwise supplemented from time to time, the "Master Office Lease"), Landlord has leased to Sublessor certain public areas and certain other space located on the fourth floor of the building (the "Building") known as, and located at, 100 Matsonford Road, Radnor, Pennsylvania 19087, all as more particularly described in the Master Office Lease; and

    WHEREAS, pursuant to that certain Storage Space Lease, dated December 21, 1996, between Landlord, as Landlord and Sublessor, as Tenant (as amended, modified, renewed, extended or otherwise supplemented from time to time, the "Master Storage Lease"), Landlord has leased to Sublessor certain space located on the first floor of the Building, as more particularly described in the Master Storage Lease (the Master Office Lease and the Master Storage Lease each being referred to herein as a "Master Lease" and collectively as the "Master Leases"); and

    WHEREAS, Sublessor desires to sublet to Sublessee, and Sublessee desires to hire from Sublessor, a portion of the premises, facilities and property demised under the Master Leases, upon the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the mutual covenants hereinafter provided, Sublessor and Sublessee hereby agree as follows:

    1. DEMISED PREMISES.

    1.1. Sublessor hereby sublets to Sublessee, and Sublessee hereby sublets and hires from Sublessor, (i) that portion of the premises, facilities and property leased or subleased by Sublessor pursuant to the Master Office Lease as set forth on the attached Exhibit A, representing the portion of such premises, facilities and property occupied by Sublessee as of the date hereof (the "Master Office Subleased Area"), and (ii) that portion of the premises, facilities and property leased or subleased by Sublessor pursuant to the Master Storage Lease as set forth on the attached Exhibit B, representing the portion of such premises, facilities and property occupied by Sublessee as of the date hereof (the "Master Storage Subleased Area"; the Master Office Subleased Area and the Master Storage Subleased Area are collectively, the "Exclusive
Prem-
ises"), for the sublease term hereinafter stated and for the Base Rent and Additional Rent (as hereinafter defined) set forth herein, upon and subject to all of the terms and provisions hereinafter provided or incorporated in this Sublease by reference.

    1.2. Sublessee and its agents, employees and invitees, shall additionally have the right to use, in a proper and lawful manner, (i) the common sidewalks,
(ii) access roads, (iii) parking areas and other outdoor areas within the Corporate Center (as defined in the Master Office Lease), (iv) the common entranceways, (v) lobbies and elevators furnishing access to the Exclusive Premises, and (if the Exclusive Premises includes less than a full floor) (vi) the common lobbies, hallways and toilet rooms on the floor on which the Exclusive Premises is located (clauses (i) through (vi) above are collectively, the "Common Facilities", and the Exclusive Premises and the Common Facilities shall hereinafter be collectively, the "Premises"), all to the extent that Sublessor has such rights to the Common Facilities as set forth in Section 1.3 of the Master Office Lease. Such use of the Common Facilities shall be subject to the terms of this Sublease and to the Master Leases, and to such reasonable rules, regulations, limitations and requirements as each of Landlord and Sublessor may from time to time prescribe with respect thereto.

    1.3. Sublessee agrees to accept the Premises on the Commencement Date (as hereinafter defined) in its "as is" condition and Sublessor shall not be obligated to perform any work or furnish any materials in, to or about the Premises in order to prepare the Premises for occupancy by Sublessee or otherwise. Sublessee hereby releases Sublessor from any and all liability resulting from (i) any latent or patent defects in the Premises, (ii) the failure of the Premises to comply with any legal requirements applicable thereto or (iii) the status of the title to the Premises. Sublessee acknowledges that, except as expressly set forth herein, Sublessor has made no statements, representations, covenants or warranties with respect to (x) the condition or manner of construction of the Building or any improvements constructed in the Premises, (y) the uses or purposes for which the Premises may be lawfully occupied or (z) any encumbrances, covenants, restrictions or agreements affecting title to the Building or the Premises. Sublessee also agrees that, in executing this Sublease, it has not relied upon or been induced by any statements, representations, covenants or warranties of any person other than those, if any, set forth expressly in this Sublease.

    2. TERM.

    2.1. The term of this Sublease shall commence as of 12:00 a.m. on September 1, 1997 (the "Commencement Date") and, unless earlier terminated or extended as herein provided, shall expire on November 29, 2002. As used in the Sublease,
(i) "Term" shall mean the term of this Sublease, and (ii) "Expiration Date" shall mean November 29, 2002; provided that (A) in no event shall the Expiration Date occur later than 11:59 p.m. on the day immediately preceding the expiration of the term of any unexpired Master Lease (as such term may be extended pursuant to the Master Leases), and (B) in the event of a termination of this Sublease pursuant to the terms hereof prior to a scheduled Expiration Date, the "Expiration Date" shall mean such date of termination of this Sublease.

    2.2. Notwithstanding anything to the contrary in this Sublease, the Term of this Sublease shall be immediately terminated if the Term of any Master Lease is terminated for any reason prior to the scheduled Expiration Date hereof.

    2.3. References in this Sublease to the "termination" of this Sublease include the stated expiration of the Term and any earlier termination thereof pursuant to the provisions of this Sublease, the Master Leases or by any applicable law. Except as otherwise expressly provided in this Sublease with respect to those obligations of Sublessee which by their nature or under the circumstances can only be, or under the provisions of this Sublease may be, performed after the termination of this Sublease, the Term and estate granted hereby shall end at noon on the date of termination of this Sublease as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination. Notwithstanding the foregoing, any liability of Sublessor or Sublessee to make any payment under this Sublease, including, without limitation, amounts payable by Sublessee as Base Rent or Additional Rent hereunder (both as hereinafter defined), which shall have accrued prior to the termination of this Sublease shall survive the termination of this Sublease.

    3. RENT.

    3.1. The rent ("Rent") payable during the Term under this Sublease shall consist of the following:

    (a) base rent ("Base Rent") in an amount equal to the percentage calculated by dividing the Master Office Subleased Area by the square footage of the total space leased by Sublessor pursuant to the Master Office Lease (the "Master Office Lease Percentage") of any minimum rent, increases in minimum rent and any other fees, charges and amounts payable by Sublessor, as tenant, to Landlord pursuant to Section 3 of the Master Office Lease, and the percentage calculated by dividing the Master Storage Subleased Area by the square footage of the total space leased by Sublessor pursuant to the Master Storage Lease (the "Master Storage Lease Percentage") of any minimum rent, increases in minimum rent and any other fees, charges and amounts payable by Sublessor, as tenant, to Landlord pursuant to Section 2 of the Master Storage Lease (the term "Sublease Percentage" shall hereinafter be used to collectively refer to (i) the Master Office Lease Percentage with respect to that portion of the Premises being leased by Sublessor pursuant to the Master Office Lease, and (ii) the Master Storage Lease Percentage with respect to that portion of the Premises being leased by Sublessor pursuant to the Master Storage Lease), which amounts described in this Section 3.1(a) shall be payable and calculated on a monthly basis and shall be payable by Sublessee to Sublessor. In the event that the size of the premises leased by Sublessor pursuant to the Master Office Lease and/or the size of the premises leased by Sublessor pursuant to the Master Storage Lease are expanded, decreased or otherwise altered, the Master Office Lease Percentage and the Master Storage Lease Percentage (as applicable) shall be recalculated as follows: (i) with respect to any alteration in the size of the premises leased by Sublessor pursuant to the Master Office Lease, by dividing the Master Office Subleased Area by the square footage of the total space leased by Sublessor pursuant to the Master Office Lease as so altered, and (ii) with respect to any alteration in the size of the premises leased by Sublessor pursuant to the Master Storage Lease, by dividing the Master Storage

Subleased Area by the square footage of the total space leased by Sublessor pursuant to the Master Storage Lease as so altered;

    (b) additional rent ("Additional Rent") in an amount equal to (i) the Sublease Percentage of Tenant's Share of Taxes and Operating Expenses (as such term is defined in the Master Leases), payable and calculated at such times, in the manner and in accordance with the terms and provisions of Section 4 of the Master Office Lease and Section 14 of the Master Storage Lease, including, without limitation, payment of the Sublease Percentage of Tenant's Estimated Share (as such term is defined in the Master Leases) on the first day of each calendar month, (ii) The Sublease Percentage of any and all other sums payable by Sublessor to Landlord under the Master Leases, and (iii) any and all other sums payable by Sublessee to Sublessor under this Sublease.

    3.2. Base Rent shall be payable by Sublessee on the first day of each calendar month in an amount, calculated in accordance with Section 3.1(a) above. Additional Rent shall be payable by Sublessee at such times provided for under Section 3.1(b) above. The Base Rent and Additional Rent shall be paid by Sublessee to Sublessor at the office of Sublessor set forth above or such other place as Sublessor may designate, without prior notice or demand therefor and without any abatement, deduction or setoff. Sublessor may at any time and from time to time by notice direct Sublessee to pay all or any portion of the Base Rent and Additional Rent described in Section 3.1 on Sublessor's behalf directly to the Landlord at such address as Sublessor may at any time and from time to time direct.

    3.3. Sublessee shall pay all Rent when due, in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment. All sums due and payable as Rent shall from and after three (3) days of the due date thereof bear interest at the higher of
(i) 5% above the prime rate published in the Wall Street Journal, if available (and if not available, then such comparable substitute rate as may be selected by Sublessor), from time to time, and (ii) the maximum legal rate of interest permitted from time to time under law to be charged, provided, however, that no further interest shall be payable upon such interest. All interest accrued under this subsection as hereinabove provided shall be deemed to be Additional Rent payable hereunder and due at such time or times as the rent with respect to which such interest shall have accrued shall be payable under this Sublease.

    4. USE.

    4.1. Sublessee shall occupy and use (i) the premises leased to Sublessor by Landlord pursuant to the Master Office Lease only for the uses permitted under the Master Office Leases and for no other purpose, and (ii) the premises leased to Sublessor by Landlord pursuant to the Master Storage Lease only for the uses permitted under the Master Storage Lease and for no other purpose, and Sublessee shall otherwise occupy and use the Premises in all respects only as permitted under the terms and provisions of this Sublease and each of the Master Leases, and in accordance with any and all laws, statutes, ordinances, orders, regulations and requirements of all federal, state and local governmental, public or quasi-public authorities, whether now or hereafter in effect, which may be applicable to or in any way affect the Building or the Premises or any part thereof and all requirements, obligations and conditions of all instruments of record on the date of this Sublease affecting the Building or the Premises (collectively, "Legal Requirements").

    5. MASTER LEASES.

    5.1. This Sublease and all of Sublessee's rights hereunder are and shall remain in all respects limited by, and subject and subordinate to (i) all of the terms and provisions of the Master Leases, true and complete copies of which have been delivered to and reviewed by Sublessee, including, without limitation, the rules and regulations listed on Exhibit E attached to the Master Office Lease, (ii) any and all amendments to the Master Leases or supplemental agreements relating thereto hereafter made between Landlord and Sublessor, provided that such amendments or supplemental agreements shall have been made in accordance with Section 5.4 hereof, and (iii) any and all matters to which the tenancy of Sublessor, as tenant under the Master Leases, is or may be subordinate. Sublessee shall in no case have any rights under this Sublease greater than Sublessor's rights as tenant under the Master Leases, and Sublessee hereby assumes all of Sublessor's obligations as Tenant under the Master Leases, insofar as such obligations pertain to the Premises. The foregoing provisions shall be self-operative and no further instrument shall be necessary to effectuate such provisions unless required by Landlord or Sublessor, in which event Sublessee shall, upon demand by Landlord or Sublessor at any time and from time to time, execute, acknowledge and deliver to Sublessor and Landlord any and all such instruments that Sublessor or Landlord may reasonably require regarding such subordination.

    5.2. Sublessee agrees that it shall neither act, nor omit to act, in such a manner as to result in a default under the Master Leases, provided that in no event shall Sublessee be responsible for acts and omissions of Sublessor or Sublessor's agents, employees or contractors. Except as otherwise specifically provided in this Sublease, (i) all of the terms, covenants, conditions and agreements which Sublessor is required to observe or perform with respect to the Premises as Tenant under the Master Leases are hereby incorporated herein by reference and Sublessee shall observe and perform all of such terms, covenants, conditions and agreements insofar as such terms, covenants, conditions and agreements pertain to the Premises, as if such terms, covenants, conditions and agreements were set forth herein at length, and (ii) Sublessor may exercise all of the rights, powers, privileges and remedies reserved to Landlord under the Master Leases to the same extent as if fully set forth herein at length, including, without limitation, all rights and remedies arising out of or with respect to any default by Sublessee in the payment of Rent hereunder or the observance or performance of the terms, covenants, conditions and agreements of this Sublease and the Master Leases. Notwithstanding the foregoing, any inconsistencies between the terms of the Master Leases incorporated by reference hereunder and the other terms of this Sublease shall be resolved in favor of such other terms of this Sublease, provided, however, that if such construction of terms would cause Sublessor to be in default under the terms of the Master Leases, then such inconsistency shall be resolved in favor of the Master Leases.

    5.3. Sublessor agrees that it shall neither act, nor omit to act, in such a manner as to result in a default under the Master Leases, provided that in no event shall Sublessor be re-sponsible for acts and omissions of Sublessee or Sublessee's agents, employees or contractors. Provided that Sublessee is not then in default under the terms of this Sublease beyond any applicable grace periods, Sublessor agrees that, during the Term hereof, without the prior written consent of Sublessee, Sublessor will not consent to a termination of the Master Leases (to the extent that Sublessor's consent is required pursuant to the Master Leases) or amend or modify the Master Leases in any way which would materially reduce, materially interfere with or otherwise materially impair any rights, powers or remedies of Sublessee, decrease in any material respect the obligations of Landlord or Sublessor which, under the terms of this Sublease, run to the benefit of Sublessee or increase the monetary obligations of Sublessee (unless required by Landlord as a condition to Landlord consenting to this Sublease) or increase in any material respect any other obligations of Sublessor for which Sublessee is responsible hereunder.

    5.4. Sublessee hereby acknowledges that pursuant to Section 23 of the Master Office Lease, Landlord may require Sublessor under certain circumstances described therein either to elect to relocate from the premises being leased pursuant to the Master Office Lease to other premises of comparable size within the Corporate Center (as defined in the Master Office Lease), or to terminate the Master Office Lease in lieu of agreeing to such relocation. Nothing in this Sublease is intended or shall be construed to limit Sublessor's ability to make such election using its sole and absolute discretion. Sublessor shall notify Sublessee of its receipt of the Relocation Notice (as described in the Master Lease) within three (3) days after receipt thereof. Sublessor shall notify Sublessee in writing within thirty (30) days after receipt of the Relocation Notice as to whether Sublessor shall elect to relocate to such premises or terminate the Master Office Lease. If Sublessor elects to relocate to such premises, upon such relocation Sublessor shall sublease a portion of such new premises to Sublessee (which new premises shall be of reasonably comparable size to the Premises and which shall be located within the Corporate Center). Use and occupancy by Sublessee of the new premises shall be under and pursuant to the same terms, conditions and provisions of this Sublease (provided that the Master Office Lease Percentage and the Master Storage Lease Percentage are adjusted accordingly pursuant to Section 3.1(a) hereof), and Sublessee shall execute any and all amendments to this Sublease as Sublessor shall deem necessary to effectuate the provisions of this Section 5.5. Sublessor shall, to the extent Sublessor receives reimbursement for such expenses from Landlord pursuant to Section 23 clauses (i) through (iii) of the Master Office Lease, pay such expenses of Sublessee in connection with any such relocation as are enumerated in said Section 23 clauses (i) through (iii). If Sublessor elects to terminate this Sublease, this Sublease shall terminate at 11:59 p.m. on the day immediately preceding the termination of the Master Office Lease or the relocation of such Premises, pursuant to Section 23 of the Master Office Lease.

    6. SERVICES.

    6.1. (a) Except as otherwise specifically provided in this Sublease, Sublessee shall be entitled during the Term to receive all services, utilities, repairs and facilities which Landlord is required to provide pursuant to the Master Leases, insofar as such services, utilities, repairs and facilities pertain to the Premises.

    (b) Notwithstanding any provision to the contrary contained herein, Sublessor shall not be liable, nor shall Sublessee's obligations under this Sublease be impaired or the performance thereof excused, as a consequence of Landlord's failure or delay in the performance of any of its obligations under the Master Leases.

    (c) If Landlord shall default in any of its obligations to Sublessor with respect to the Premises or shall breach any of its representations or warranties affecting the Premises, Sublessor, at Sublessee's request, shall use all reasonable efforts to endeavor to cause Landlord to perform Landlord's obligations under the Master Leases and, in addition, Sublessee shall be entitled to participate, in a manner mutually agreed upon by the parties (each in the exercise of its reasonable discretion) with Sublessor in the enforcement of Sublessor's rights against Landlord. Any out-of-pocket costs and expenses incurred by Sublessor in connection with the foregoing shall be reimbursed by Sublessee promptly following notice thereof from Sublessor.

    (d) The provisions of this Section 6 shall survive the expiration or earlier termination of this Sublease.

    7. ALTERATIONS AND REPAIRS.

    7.1. Sublessee shall make no alterations, installations, additions or improvements (collectively, "Alterations") in or about the Premises without the prior written consent of Sublessor in each instance, which consent shall not be unreasonably withheld for nonstructural interior alterations provided that Sublessee complies with all of the provisions of the Master Leases, including, without limitation, the provisions requiring (i) Landlord's prior written consent, (ii) the deliverance to Landlord of reasonably detailed plans and specifications, and (iii) that the Alterations be performed in a good and workmanlike manner and otherwise comply with all Governmental Requirements (as defined in the Master Office Lease), such other reasonable requirements of Sublessor, and be performed in strict compliance with Landlord's requirements set forth in Exhibit F of the Master Office Lease. Any Alterations consented to by Sublessor shall be performed by Sublessee, at its sole cost and expense, and upon termination of the Term shall be removed without damage to the Premises upon surrender.

    7.2. Sublessor shall have no obligations whatsoever to Sublessee to make any repairs or Alterations in the Premises to any systems serving the Premises or to any equipment, fixtures or furnishings in the Premises, or to comply with any violations of law with respect thereto, or to restore the Premises in the event of a fire or other casualty therein or to perform any other duty with respect to the Premises which Landlord is required to perform under the Master Leases. Notwithstanding the foregoing, if Landlord shall default on any of its obligations to Sublessor under the Master Leases with respect to the Premises, Sublessor, at Sublessee's request, shall use all reasonable efforts to endeavor to cause Landlord to perform Landlord's obligations under the Master Leases and, in addition, Sublessee shall be entitled to participate, in a manner mutually agreed upon by the parties (each in the exercise of its reasonable discretion) with Sublessor in the enforcement of Sublessor's rights against Landlord. Any out-of-pocket costs and expenses incurred by Sublessor in connection with the foregoing shall be reimbursed by Sublessee promptly following notice thereof from Sublessor.

    8. INSURANCE.

    8.1. Sublessee, at Sublessee's sole expense, shall maintain for the benefit of Sublessor and Landlord such policies of insurance (and in such form) as are required by the Master Leases with respect to the Premises which shall be reasonably satisfactory to Sublessor and which shall contain such coverage amounts equal to the Sublease Percentage of such coverage amounts as are provided for under Section 9.3 of the Master Office Lease and which shall otherwise contain terms and provisions as are set forth in said Section 9.3 (including, without limitation, the requirement that such policies shall not be cancellable without at least thirty (30) days prior written notice to Landlord), provided, however, that all terms and provisions contained in said
Section 9.3 which run to the benefit of Landlord shall be required herein to be made to, and shall run to the benefit of both Landlord and Sublessor. Each such policy shall name Landlord, Landlord's agent and Sublessor as an additional insured.

    8.2. Each party hereto hereby waives any and every claim which arises or which may arise in its favor and the other party hereto during the Term for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waiver of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit as to coverage.

    9. ASSIGNMENT, SUBLETTING AND ENCUMBRANCES.

    9.1. Sublessee shall not assign, sell, transfer, pledge, mortgage or encumber this Sublease or further sublet all or any portion of the Premises or grant to any third party any use or occupancy rights with respect to the Premises, without first obtaining Sublessor's prior written consent thereto, which consent may be granted, withheld or conditioned in Sublessor's sole and absolute discretion, and which consent, if given, will not release Sublessee from its obligations hereunder, except as provided for in Section 14.2 hereof, and will not be deemed a consent to any further subletting or assignment. Not in any way in limitation of the foregoing, Sublessor may withhold its consent to any proposed assignment by Sublessee of this Sublease if Sublessor in its sole and absolute discretion determines that any such proposed assignee has a net worth or has available liquidated assets or otherwise has a financial capacity which is insufficient for such proposed assignee to meet its obligations (contingent or otherwise) under this Sublease (including, but not limited to, such sections of the Master Leases which are incorporated herein by reference). Sublessee shall provide Sublessor with any financial information of such proposed assignee as may be requested by Sublessor in making its determination hereunder.

    9.2. If Sublessee is a corporation, any sale, assignment, transfer, pledge or other disposition of the capital stock of such corporation, whether pursuant to a single transaction or pursuant to a series of related or unrelated transactions, or any merger, consolidation, liquidation or other transfer by operation of law or otherwise, resulting in any such case in a change in the effective voting control of Sublessee as it exists on the date hereof, or if Sublessee is a part-nership, any sale, assignment, transfer, pledge or other disposition of a controlling interest in such partnership whether pursuant to a single transaction or pursuant to a series of related or unrelated transactions, or the admission of additional general partners, resulting in any such case in a change in the effective control of Sublessee as it exists on the date hereof, shall be deemed to constitute an assignment of this Sublease. Notwithstanding the foregoing, Sublessee may, without the consent of Sublessor, transfer any and all of its stock to "Permitted Transferees" as defined in the Inter-Company Agreement, dated as of the date hereof, between Sublessee and Sublessor.

    9.3. If Sublessor assigns, sells or transfers this Sublease, or further subleases or assigns a Material Portion (as defined below) of the premises leased by it (other than the Premises) pursuant to the Master Leases, Sublessee shall, within thirty (30) days of Sublessee's receipt of notice from Sublessor of such assignment, sale or transfer, have the right to terminate this Sublease by providing Sublessor with thirty (30) days' written notice of such termination. For purposes hereof, a "Material Portion" shall mean thirty-five percent (35%) or more.

    10. DEFAULT.

    10.1. Each of the following shall constitute an event of default by Sublessee under this Sublease, upon the occurrence of any such event of default Sublessor shall have, without need of any notice, the rights and remedies contained hereunder for events of default: (i) the commencement of levy, execution or attachment proceedings against Sublessee, any principal (which shall be defined as any individual or entity having a direct or indirect ownership interest in Sublessee of more than 25%) thereof or any partner therein or any surety or guarantor thereof (hereinafter a "Surety") or any of the assets of Sublessee, or the application for or appointment of a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer; or (ii) the insolvency, under either the bankruptcy or equity definition, of Sublessee or any principal thereof or partner therein or any Surety; or (iii) the assignment for the benefit of creditors, or the admission in writing of an inability to pay debts generally as they become due, or the ordering of the winding-up or liquidation of the affairs of Sublessee or any principal thereof or partner therein or any Surety; or (iv) the commencement of a case by or against Sublessee or any principal thereof or partner therein or any Surety under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar laws, state or federal, or the determination by any of them to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, state or federal, including, without limitation, the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequester or similar official for it or for any of its respective property or assets (unless, in the case of involuntary proceedings, the same shall be dismissed within thirty (30) days after institution).

    10.2. If Sublessee shall fail to take possession of the Premises on the Commencement Date, or if Sublessee fails to pay Rent or any other sums payable to Sublessor hereunder when due and such default shall continue for three (3) days after it is due, or if Sublessee shall fail to perform or observe any of the other covenants, terms or conditions contained in this Sublease or in the Master Leases within ten (10) days (or such longer period as is reasonably re-quired to correct any such default, provided Sublessee promptly commences and diligently continues to effectuate a cure, but in any event within twenty (20)
days) after written notice thereof by Sublessor, provided, however, that Sublessor shall not be required to give any such notice more than once within any twelve (12) month period, and provided that the events hereinafter enumerated shall be deemed events of default under this Sublease without any notice, grace or cure period: (a) if any of the events occur that are specified in Section 10.1 above, or (b) if Sublessee fails to take actual bona-fide occupancy of the Premises or manifests an intention not to take actual, bona-fide occupancy of the Premises, or if Sublessee vacates or abandons the Premises during the term hereof or removes or manifests an intention to remove any of Sublessee's goods or property therefrom other than in the ordinary and usual course of Sublessee's business, or (c) if any corporate surety or guarantor of this Sublease merges with another entity, or liquidates or dissolves or changes control or if any surety or guarantor of this Sublease fails to comply with all of the provisions of its suretyship or guaranty agreement, then, and in any of such cases (notwithstanding any former breach of covenant or waiver thereof in a former instance) (each of the foregoing an "Event of Default"), Sublessor, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, shall have the same rights and remedies with respect to such default as are given to Landlord under the Master Leases with respect to defaults by Sublessor under the Master Leases, all with the same force or effect as though the provisions of the Master Leases with respect to defaults and the rights and remedies of Landlord thereunder in the event thereof were set forth at length herein.

    11. INDEMNIFICATION.

    11.1. Sublessee shall indemnify and hold harmless Sublessor, its affiliates and the respective employees, agents, shareholders, officers and directors of each of the foregoing, from and against any and all loss, cost, liability, claims, damage and expenses, including, without limiting the generality of the foregoing, reasonable attorneys' fees and expenses and court costs, penalties and fines, whether or not due to third party claims, suits or proceedings, incurred in connection with or arising from (i) any default by Sublessee in the observance or performance of, or compliance with, any of the terms, covenants or conditions of this Sublease or the terms of the Master Leases incorporated herein on Sublessee's part to be observed, performed or complied with, (ii) any acts, omissions or negligence of Sublessee or any of its agents, employees or contractors, in or about the Premises or the Building either prior to, during, or after the termination of this Sublease (including, without limitation, any such acts, omissions or negligence relating to, or arising in connection with, Sublessee's use or occupancy of the Premises), or (iii) the condition of the Premises. If any action or proceeding shall be brought against Sublessor by reason of any such claim, Sublessee shall be given prompt notice thereof and, upon notice from Sublessor, shall resist and defend such action or proceeding at Sublessee's sole expense and employ counsel therefor reasonably satisfactory to Sublessor. Sublessee shall pay to Sublessor on demand all sums which may be owing to Sublessor by reason of the provisions of this subsection. Sublessee's obligations under this subsection shall survive the Expiration Date or earlier termination of this Sublease.

    11.2. Sublessor shall indemnify and hold harmless Sublessee, its affiliates and the respective employees, agents, shareholders, officers and directors of each of the foregoing, from and against any and all loss, cost, liability, claims, damage and expenses, including, without limiting the generality of the foregoing, reasonable attorneys' fees and expenses and court costs, penalty and fines, whether or not due to third party claims, suits or proceedings (collectively, "Losses", and each a "Loss"), incurred in connection with or arising from (i) any default by Sublessor in the observance or performance of, or compliance with, any of the terms, covenants or conditions of this Sublease on Sublessor's part to be observed, performed or complied with, (ii) any default by Sublessor in the observance or performance of, or compliance with, any of the terms, covenants or conditions of the Master Leases on Sublessor's part to be observed, performed or complied with which default results in a Loss incurred by Sublessee under the Lease Guarantee executed by Sublessee and guaranteeing Sublessor's performance under the Master Leases, or (iii) any acts, omissions or negligence of Sublessor or any of its agents, employees or contractors, in or about the Premises or the Building either prior to, during, or after the termination of this Sublease. If any action or proceeding shall be brought against Sublessee by reason of any such claim, Sublessor shall be given prompt notice thereof and, upon notice from Sublessee, shall resist and defend such action or proceeding at Sublessor's sole expense and employ counsel therefor reasonably satisfactory to Sublessee. Sublessor shall pay to Sublessee on demand all sums which may be owed to Sublessee by reason of the provisions of this subsection. Sublessor's obligations under this subsection shall survive the Expiration Date or earlier termination of this Sublease.

    11.3. Notwithstanding anything herein to the contrary, nothing in Sections 11.1, 11.2 and 11.3 hereof shall require either party to indemnify any person (an "indemnitee") against the indemnitee's own negligence or wilful misconduct.

    12. REMEDIES CUMULATIVE.

    12.1. Each right and remedy of Sublessor under this Sublease shall be cumulative and be in addition to every other right and remedy of Sublessor under this Sublease and now or hereafter existing at law or in equity, by statute or otherwise.

    13. QUIET ENJOYMENT.

    13.1. Sublessor covenants that, as long as Sublessee shall pay the Base Rent and Additional Rent and all other amounts Sublessee shall be required to pay hereunder and shall duly observe, perform and comply with all of the terms, covenants and conditions of this Sublease on its part to be observed, performed or complied with, Sublessee shall, subject to all of the terms of the Master Leases and this Sublease, peaceably have, hold and enjoy the Premises during the Term without molestation or hindrance by Sublessor.

    14. RELEASE.

    14.1. In the event of any transfer or transfers of the tenant's interest in the Master Leases, Sublessor herein named (and in case of any subsequent transfer or conveyance, the then transferor of the tenant's interest in the Master Leases) shall be automatically freed and relieved of all liability with respect to the performance of any covenants or obligations on the part of Sublessor contained in this Sublease, to the extent that the performance of any such covenants or obligations are assumed by the transferee thereunder.

    14.2. In the event of any permitted transfer or transfers of Sublessee's interest in this Sublease pursuant to and in compliance with the provisions of
Section 9 hereof, Sublessee herein named (and in case of any subsequent permitted transfer or conveyance pursuant to and in compliance with the provisions of Section 9 hereof, the then transferor of Sublessee's interest in this Sublease) shall be automatically freed and relieved of all liability with respect to the performance of any covenants or obligations on the part of Sublessee contained in this Sublease, to the extent that the performance of any such covenants or obligations are assumed by the transferee thereunder.

    15. SURRENDER OF PREMISES.

    15.1. Sublessee shall, no later than the termination of this Sublease and in accordance with all of the terms of this Sublease and the Master Leases, vacate and surrender to Sublessor the Premises, together with all Alterations, in good order, condition and repair, and broom clean, reasonable wear and tear excepted. Sublessee's obligation to observe or perform this covenant shall survive the termination of this Sublease.

    16. NOTICES.

    16.1. Except as may otherwise be provided in this Sublease, all notices, demands, statements, requests, consents, approvals and other communications (collectively, "Notices") required or permitted to be given hereunder, or which are to be given with respect to this Sublease, shall be in writing, duly executed by an authorized officer or agent of the party so giving such Notice, and either personally delivered to any duly authorized representative of the party receiving such Notice or sent by facsimile transmission, registered or certified mail, or by courier service, return receipt requested, addressed:

    If to Sublessor, to:

            Rittenhouse Financial Services, Inc.
            Two Radnor Corporate Center
            Radnor, Pennsylvania  19087-4570

            Attn:  Richard D. Hughes

            Facsimile No.:  (610) 293-3494

    With a copy to:

            The John Nuveen Company
            333 West Wacker Drive
            Chicago, Illinois  60606

            Attn:  General Counsel

            Facsimile No.:  (312) 917-7952

    If to Sublessee, to:

            The Rittenhouse Trust Company
            Two Radnor Corporate Center
            Radnor, Pennsylvania  19087-4570

            Attn:  George W. Connell

            Facsimile No.:  (610) 293-3494

    With a copy to:

            Schnader Harrison Segal & Lewis
            1600 Market Street
            Philadelphia, Pennsylvania  19103-4252

            Attn:  Bruce A. Rosenfield

            Facsimile No.:  (215) 751-2205

All Notices shall be effective for all purposes upon personal delivery thereof or, if sent by facsimile transmission, shall be effective on the date of transmission duly shown on the confirmation slip, or, if sent by mail or air freight or courier service, shall be effective on the date of delivery duly shown on the return receipt. Any party may at any time change the addresses for Notices to such party by providing a Notice in the manner set forth in this
Section 16.

    17. LANDLORD'S CONSENT REQUIRED.

    17.1. (a) This Sublease shall be of no force or effect unless and until Sublessor shall have (i) obtained Landlord's written consent to this Sublease and delivered to Sublessee an executed copy of such consent, executed by Landlord, Sublessor and Sublessee, and (ii) have otherwise complied with the requirements for subleasing provided for in Section 7 of the Master Office Lease.

    (b) Whenever in this Sublease the consent or approval of Sublessor is required for any act or thing and the consent or approval of Landlord is required under the Master Leases for the same act or thing, if Sublessor is required or willing to give its consent or approval to Sublessee when such consent or approval is required hereunder, Sublessor agrees that it will promptly forward Sublessee's request for such a consent or approval to Landlord. If Sublessor is required or has determined to give its consent or approval, Sublessor shall cooperate reasonably with Sublessee in endeavoring to obtain Landlord's consent or approval (including commencing and prosecuting an appropriate legal action if, in Sublessor's judgment, Landlord wrongfully withholds or delays its approval or consent) upon and subject to the following terms and conditions: (i) Sublessee shall reimburse Sublessor for any out-of-pocket costs incurred by Sublessor in connection with seeking such consent or approval, (ii) Sublessor shall not be required to make any payments to Landlord or to enter into any agreements or to modify the Master Leases or this Sublease in order to obtain any such consent or approval and (iii) if Sublessee agrees or is otherwise obligated to make any payments to Sublessor or Landlord in connection with such request for such consent or approval, Sublessee shall have made arrangements for such payments which are satisfactory to Sublessor. Except as hereinafter expressly provided, nothing contained in this Section 17 shall be deemed to require Sublessor to give any consent or approval because Landlord has given such consent or approval. Whenever either party to this Sublease expressly agrees not to unreasonably withhold its consent, such consent shall also not be unreasonably delayed or conditioned.

    18. TIME LIMITS.

    18.1. Except with respect to actions to be taken by Sublessee for which time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease, the time limits provided in the Master Leases for the giving or making of any Notice by Sublessor to Landlord insofar as such Notices pertain to the Premises, or for the performance of any act, condition or covenant by Sublessor thereunder insofar as such act, condition or covenant by Sublessor pertains to the Premises, or for the exercise of any right, remedy or option by Sublessor thereunder insofar as such right, remedy or option by Sublessor pertains to the Premises, are changed for the purposes of this Sublease, by shortening the same in each instance by three (3) days, so that any Notice may be given or made, or any act, condition or covenant performed, or option hereunder exercised, by Sublessor within the time limit relating thereto contained in the Master Leases.

    18.2. Except with respect to actions to be taken by Sublessor for which longer time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease, the time limits provided in the Master Leases for the giving or making of any Notice by Landlord insofar as such Notices pertain to the Premises, or the performance of any act, covenant or condition by Landlord thereunder insofar as such act, covenant or condition by Landlord pertains to the Premises, or the exercise of any right, remedy or option by Landlord thereunder insofar as such right, remedy or option by Landlord pertains to the Premises are changed for the purposes of this Sublease, by lengthening the same in each instance by three
(3) days, so that any Notice may be given or made, or any act, condition or covenant performed or option hereunder exercised by Landlord within the number of days respectively set forth above, after the time limits relating thereto contained in the Master Leases.

    19. MISCELLANEOUS.

    19.1. This Sublease shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to the conflicts of law principles thereof.

    19.2. The section headings in this Sublease and the table of contents are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Sublease.

    19.3. If any of the provisions of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

    19.4. All of the terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and, subject to the provisions of Section 9 hereof, their respective successors and assigns.

    19.5. Sublessor has made no representations, warranties or covenants to or with Sublessee with respect to the subject matter of this Sublease except as expressly provided herein and all prior negotiations and agreements relating thereto are merged into this Sublease. This Sublease may not be amended or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, termination or waiver is sought and unless the same is permitted under the terms and provisions of the Master Leases.

    19.6. Sublessee agrees to be bound and obligated under the confidentiality provisions contained in Section 29 of the Master Office Lease, and all confidentiality provisions contained therein shall apply equally to this Sublease.




                  [Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the day and year first above written.

                                       SUBLESSOR:

                                       RITTENHOUSE FINANCIAL SERVICES, INC.


                                       By:/s/ GEORGE W. CONNELL
                                          --------------------------------------
                                          Name:
                                          Title:


                                       SUBLESSEE:

                                       THE RITTENHOUSE TRUST COMPANY


                                       By:/s/ GEORGE W. CONNELL
                                          --------------------------------------
                                          Name:
                                          Title: